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                                                                   EXHIBIT 3.100

                            CERTIFICATE OF FORMATION

                                       OF

                              LEBANON HOSPITAL, LLC

         The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

         FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is Lebanon Hospital, LLC.

         SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

Executed on May 19, 1998

                                                   /s/ Michael E. Davis
                                                   -----------------------------
                                                   Michael E. Davis
                                                   Authorized Person